UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 24, 2007

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On October 24, 2007, Genzyme Corporation issued a press release containing its results of operations and financial condition for the three month period ended September 30, 2007.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press release furnished herewith includes certain non-GAAP financial measures that involve adjustments to GAAP figures.  Genzyme believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Genzyme’s past financial performance and its prospects for the future.  The non-GAAP financial measures are included with the intent of providing both management and investors with a more complete understanding of underlying operational results and trends.  In addition, these non-GAAP financial measures are among the primary indicators Genzyme management uses for planning and forecasting purposes and measuring the company’s performance.  These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP figures.  A reconciliation of the non-GAAP to GAAP figures can be found following the text of the press release.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                                 Exhibits

99.1                                             Press Release of Genzyme Corporation dated October 24, 2007.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: October 24, 2007	By:	/s/ Michael S. Wyzga
Michael S. Wyzga
Executive Vice President, Finance;
Chief Financial Officer; and
Chief Accounting Officer